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                                                                      Exhibit 23
                                                                      ----------

                         Consent of Independent Auditors


We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-08617) pertaining to the Integ Incorporated 1990 Incentive and Stock Option Plan, the 1991 Incentive and Stock Option Plan, and the 1996 Directors' Stock Option Plan, Registration Statement (Form S-8 No. 333-66225) pertaining to the 1994 Long-Term Incentive and Stock Option Plan, and Registration Statement (Form S-8 No. 333-42921) pertaining to the 1997 Employee Stock Purchase Plan of our report dated February 17, 2000, with respect to the financial statements of Integ Incorporated, included in the Annual Report (Form 10-K) for the year ended December 31, 1999.



                                                      /s/ Ernst & Young LLP

Minneapolis, Minnesota
March  27, 2000